                                                                    EXHIBIT 10.1

                          RECAPITALIZATION AGREEMENT

                                 BY AND AMONG

                        ENTERPRISE PARTNERS III, L.P.,

                   ENTERPRISE PARTNERS III ASSOCIATES, L.P.

                         ENTERPRISE PARTNERS IV, L.P.

                    ENTERPRISE PARTNERS IV ASSOCIATES, L.P.

                  ENTERPRISE MANAGEMENT PARTNERS CORPORATION

                   ENTERPRISE PARTNERS TEXAS COMPANY, L.L.C.

                          BENJAMIN L. DOSKOCIL, SR.,

                            MARY FRANCES DOSKOCIL,

                         BED ROCK INTERNATIONAL, INC.,

                     DOSKOCIL MANUFACTURING COMPANY, INC.

                                      AND

                            SPECTRUM POLYMERS, LTD.



                              DATED JULY 1, 1997

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
                             ARTICLE I DEFINITIONS

  SECTION 1.1.     Definitions.........................................     2

                        ARTICLE II THE RECAPITALIZATION

  SECTION 2.1.     Recapitalization Events.............................     6
  SECTION 2.2.     Purchase Amount Adjustment..........................     8
  SECTION 2.3.     Procedures for Determination of the Closing
                   Balance Sheet.......................................     8
  SECTION 2.4.     Delivery of the Closing Balance Sheet;
                   Dispute Resolution..................................     9

  ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE DOSKOCILS

  SECTION 3.1.     Organization and Qualification......................    10
  SECTION 3.2.     Authorization.......................................    10
  SECTION 3.3.     No Violation........................................    11
  SECTION 3.4.     Capitalization of DMC and Spectrum..................    11
  SECTION 3.5.     Subsidiaries and Equity Investments.................    11
  SECTION 3.6.     Consents and Approvals..............................    11
  SECTION 3.7.     Financial Statements................................    12
  SECTION 3.8.     Absence of Undisclosed Liabilities..................    12
  SECTION 3.9.     Absence of Certain Changes..........................    12
  SECTION 3.10.    Litigation..........................................    14
  SECTION 3.11.    Real Property; Liens and Encumbrances...............    14
  SECTION 3.12.    Certain Agreements..................................    15
  SECTION 3.13.    Employee Benefit Plans..............................    15
  SECTION 3.14.    Taxes...............................................    17
  SECTION 3.15.    Compliance with Applicable Law......................    18
  SECTION 3.16.    Brokers' Fees and Commissions.......................    18
  SECTION 3.17.    Proprietary Rights..................................    18
  SECTION 3.18.    Labor and Employment................................    18
  SECTION 3.19.    Insurance...........................................    19
  SECTION 3.20.    Environmental Matters...............................    19
  SECTION 3.21.    Ownership of Securities.............................    20
  SECTION 3.22.    Title to Common Stock...............................    20
  SECTION 3.23.    Inventories.........................................    20
  SECTION 3.24.    Receivables.........................................    20
  SECTION 3.25.    Suppliers...........................................    20


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
  SECTION 3.26.   Tangible Property....................................    20
  SECTION 3.27.   Powers of Attorney...................................    21
  SECTION 3.28.   Permits..............................................    21

              ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYERS

  SECTION 4.1.    Organization and Qualification.......................    21
  SECTION 4.2.    Authorization........................................    22
  SECTION 4.3.    No Violation.........................................    22
  SECTION 4.4.    Consents and Approvals...............................    22
  SECTION 4.5.    Brokers' Fees and Commissions........................    22
  SECTION 4.6.    Purchase for Investment..............................    23
  SECTION 4.7.    Relationships........................................    23

                              ARTICLE V COVENANTS

  SECTION 5.1.    All Reasonable Efforts...............................    23
  SECTION 5.2.    Public Announcements.................................    23
  SECTION 5.3.    No Implied Representations or Warranties.............    24
  SECTION 5.4.    Employee Benefit Matters.............................    24
  SECTION 5.5.    Solvency At the Closing..............................    25
  SECTION 5.6.    Allocation of Partnership Purchase Price.............    25
  SECTION 5.7.    Relationships........................................    25

                               ARTICLE VI CLOSING

  SECTION 6.1.    Closing..............................................    26

                    ARTICLE VII SURVIVAL AND INDEMNIFICATION

  SECTION 7.1.    Survival of Representations and Warranties...........    27
  SECTION 7.2.     Indemnification.....................................    28

                     ARTICLE VIII MISCELLANEOUS PROVISIONS

  SECTION 8.1.    Amendment and Modification...........................    30
  SECTION 8.2.    Waiver of Compliance; Consents.......................    30
  SECTION 8.3.    Validity.............................................    30
  SECTION 8.4.    Expenses and Obligations.............................    30
  SECTION 8.5.    Parties in Interest..................................    30
  SECTION 8.6.    Notices..............................................    30
  SECTION 8.7.    Governing Law........................................    32
  SECTION 8.8.    Counterparts.........................................    32


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  SECTION 8.9.     Headings............................................    32
  SECTION 8.10.    Entire Agreement....................................    32
  SECTION 8.11.    Assignment..........................................    32
  SECTION 8.12.    Certain Tax Audits..................................    32
  SECTION 8.13.    Transfer Taxes......................................    33
  SECTION 8.14.    Certain Tax Returns.................................    33
  SECTION 8.15.    Certain Refunds and Tax Benefits....................    33
  SECTION 8.16.    Exclusive Remedy....................................    34

                           RECAPITALIZATION AGREEMENT


     RECAPITALIZATION AGREEMENT (this "Agreement"), dated July 1, 1997, by and among Enterprise Partners III, L.P., a Delaware limited partnership ("EPIII"), Enterprise Partners III Associates, L.P., a Delaware limited partnership ("EPIIIA"), Enterprise Partners IV, L.P., a Delaware limited partnership ("EPIV"), Enterprise Partners IV Associates, L.P., a Delaware limited partnership ("EPIVA," together with EPIII, EPIIIA and EPIV, the "EP Funds"), Enterprise Management Partners Corporation, a California corporation ("EMPC"), Enterprise Partners Texas Company, LLC, a Texas limited liability company and wholly-owned subsidiary of EMPC ("EP Texas," together with EMPC and EP Funds, the "Buyers"), Benjamin L. Doskocil, Sr., Mary Frances Doskocil, Bed Rock International, Inc., a Texas corporation ("BRI," together with Benjamin L. Doskocil, Sr. and Mary Frances Doskocil, the "Sellers"), Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC"), and Spectrum Polymers, Ltd., a Texas limited partnership ("Spectrum," together with DMC, the "Company").

                                   RECITALS:
                                   --------

     WHEREAS, Sellers are the record and beneficial owners of 5,998,900 shares (the "Shares") of common stock, no par value, of DMC (the "Common Stock"), representing all of the issued and outstanding shares of capital stock of DMC, and 100% of the general and limited partnership interests of Spectrum (such general partnership interest is referred to herein as the "GP Interest" and such limited partnership interests are referred to herein as the "LP Interests" and the GP Interest and the LP Interests are collectively referred to herein as the "Interests");

     WHEREAS, Sellers and Buyers desire to recapitalize the Company (the "Recapitalization"), all in accordance with the provisions of this Agreement;

     WHEREAS, on May 14, 1997, the United States Federal Trade Commission (the "FTC") issued a notice of early termination of the waiting period for the Recapitalization;

     WHEREAS, each of the Buyers has approved the Recapitalization in accordance with the terms and subject to the conditions of this Agreement;

     WHEREAS, the general and limited partners of Spectrum and the Boards of Directors of DMC and BRI have approved the Recapitalization in accordance with the terms and subject to the conditions of this Agreement; and

     WHEREAS, Buyers and Sellers desire to make certain representations, warranties and agreements in connection with the Recapitalization.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.1.  Definitions.  For purposes of this Agreement, the term:
                   -----------

          (a) "ACMs" has the meaning set forth in Section 3.20(e).

          (b) "Adjusted Allowance" has the meaning set forth in Section 7.2(a).

          (c) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

          (d) "Allocation" has the meaning set forth in Section 5.6.

          (e) "Allowance" has the meaning set forth in Section 7.2(a).

          (f) "BRI" has the meaning set forth in the introduction.

          (g) "Buyers" has the meaning set forth in the introduction.

          (h) "CERCLIS" has the meaning set forth in Section 3.20(d).

          (i) "Closing" has the meaning set forth in Section 6.1.

          (j)  "Closing Balance Sheet" has the meaning set forth in Section 2.3.

          (k) "Closing Date" has the meaning set forth in Section 6.1.

          (l) "Code" means the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

          (m) "Common Stock" has the meaning set forth in the recitals.

          (n) "Company" has the meaning set forth in the introduction.

          (o) "Company Indemnified Parties" has the meaning set forth in Section 5.4(b).

          (p) "contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement.

          (q)  "Definitive Closing Balance Sheet" has the meaning set forth in
Section 2.4.

          (r) "Doskocils" means Benjamin L. Doskocil, Sr. and Mary Frances Doskocil.

          (s)  "DMC" has the meaning set forth in the introduction.

          (t)  "DOJ" means the United States Department of Justice.

          (u) "Employee Benefit Plans" has the meaning set forth in Section 3.13(a).

          (v)  "Environmental Claims" has the meaning set forth in Section
3.20(c).

          (w) "Environmental Condition" means the presence or release of Hazardous Materials in or into the environment at concentrations requiring investigation or remediation under Environmental Laws.

          (x) "Environmental Laws" means all applicable federal, state or local statutes, codes, rules or regulations relating to the protection of the environment, natural resources and/or the use, storage, treatment or disposal of Hazardous Materials.

          (y) "Environmental Permits" has the meaning set forth in Section 3.20(b).

          (z) "Environmental Reports" means the environmental assessments listed in Section 3.20 of the Disclosure Schedule.

          (aa) "ERISA" has the meaning set forth in Section 3.13(a).

          (ab) "Escrow Agent" has the meaning set forth in Section 2.1(g).

          (ac) "Escrow Amount" has the meaning set forth in Section 2.1(g).

          (ad) "Financial Statements" has the meaning set forth in Section
3.7(a).

          (ae) "FTC" has the meaning set forth in the recitals.

          (af) "GAAP" has the meaning set forth in Section 3.7(a).

          (ag) "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          (ah) "GP Interests" has the meaning set forth in the recitals.

          (ai) "Hazardous Materials" means any material or substance regulated or controlled by any Environmental Law, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act and the Resource Conservation Recovery Act and similar federal and analogous state laws.

          (aj) "HSR Act" has the meaning set forth in Section 3.6.

          (ak) "Indemnification Agreements" has the meaning set forth in Section 5.4(b).

          (al) "Indemnified Party" has the meaning set forth in Section 7.2(c).

          (am) "Indemnifying Party" has the meaning set forth in Section 7.2(c).

          (an) "Insurance Policies" has the meaning set forth in Section 3.19.

          (ao) "Interests" has the meaning set forth in the recitals.

          (ap) "Interim Financial Statements" has the meaning set forth in
Section 3.7(b).

          (aq) "knowledge" of the Company (or any similar phrase) means the actual knowledge of Benjamin L. Doskocil, Sr., Mary Frances Doskocil, Garland Strong, Donald J. Fritschen, Edward J. Doskocil, William C. Bowie, Jr. or James
T. Lee.

          (ar) "Liabilities" has the meaning set forth in Section 7.2(b).

          (as) "Lenders" mean the lenders which are parties to the Loan Agreements.

          (at) "Liens" has the meaning set forth in Section 3.11(b).

          (au) "Loan Agreements" mean (i) that certain Credit Agreement dated July 1, 1997, among DMC, certain lenders named therein, NationsBank Capital Markets, Inc., as arranger, and Donaldson, Lufkin & Jenrette Securities Corporation, as arranger, in the original principal amount of $80,000,000 and
(ii) that certain Securities Purchase Agreement dated as of July 1, 1997 among DMC, Doskocil Funding, Inc. and NationsBridge, L.L.C.

          (av) "Losses" has the meaning set forth in Section 7.2(b).

          (aw) "LP Interests" has the meaning set forth in the recitals.

          (ax) "Material Adverse Effect" means a material adverse effect on the business, operations, liabilities, properties, assets or financial condition of, in the case of the Company, DMC or Spectrum, Spectrum, and DMC taken as a whole, and in the case of Buyers, Buyers and their Subsidiaries taken as a whole.

          (ay) "Neutral Auditors" has the meaning set forth in Section 2.4.

          (az) "New Real Property Lease Agreements" has the meaning set forth in
Section 6.1(a).

          (ba) "Newly Issued Shares" has the meaning set forth in Section
               2.1(d).

          (bb) "Non-Competition Agreement" has the meaning set forth in Section 6.1(a).

          (bc) "Partnership Purchase Price" has the meaning set forth in Section 2.1(b).

          (bd) "Pass Through Taxes" has the meaning set forth in Section 8.12.

          (be) "Patent and Trademark Rights" has the meaning set forth in
Section 3.17(b).

          (bf) "PCBs" has the meaning set forth in Section 3.20(e).

          (bg) "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Authority, or any filing or registration with or notice to any Governmental Authority.

          (bh) "Permitted Liens" has the meaning set forth in Section 3.11(b).

          (bi) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

          (bj) "Preferred Stock" has the meaning set forth in Section 2.1(c).

          (bk) "Purchase Amount" shall mean the sum of the Partnership Purchase Price and the Redemption Amount, as such amount may be adjusted by Section 2.2.

          (bl) "Redeemed Shares" has the meaning set forth in Section 2.1(g).

          (bm) "Redemption Amount" has the meaning set forth in Section 2.1(g).

          (bn) "Resolution Period" has the meaning set forth in Section 2.4.

          (bo) "Seller Returns" has the meaning set forth in Section 8.14.

          (bp) "Sellers" has the meaning set forth in the introduction.

          (bq) "Shares" has the meaning set forth in the recitals.

          (br) "Six-Year Look Back Date" has the meaning set forth in Section 3.13(b).

          (bs) "Spectrum" has the meaning set forth in the introduction.

          (bt) "Subsidiary" means any person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such person are owned, directly or indirectly, by another person.

          (bu) "Taxes" means all taxes, including income, gross receipts, ad valorem, excise, sales, use, withholding, payroll and franchise taxes imposed by the United States of America, or by any foreign, state or local government.

          (bv) "Tax Returns" means any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

          (bw) "USTs" has the meaning set forth in Section 3.20(e).

          (bx) "Westar Capital" means Westar Capital, L.P., a California limited partnership.


                                   ARTICLE II

                              THE RECAPITALIZATION
                              --------------------

     SECTION 2.1.  Recapitalization Events.
                   -----------------------

          (a) Timing of Recapitalization Events.  Each of the following
              ---------------------------------
transactions and events contemplated by this Section 2.1 shall occur sequentially in the order that such transactions and events are set forth in this Section 2.1; provided, however, that all events shall be rescinded and the status quo ante restored if all such events shall not occur at the Closing.

          (b) Purchase and Sale of Interests.  BRI hereby sells, assigns,
              ------------------------------
transfers and conveys to EP Texas, and EP Texas hereby purchases and acquires from BRI all right, title and interest of BRI in and to the GP Interest, free and clear of all Liens, and Doskocils hereby sell, assign, transfer and convey to the EP Funds and EMPC, and the EP Funds and EMPC hereby purchase from Doskocils all right, title and interest of Doskocils in and to 100% of the LP Interests, free and clear of all Liens. The aggregate purchase price for the Interests is $11,004,754 (the "Partnership Purchase Price"). The Partnership Purchase Price is being paid by the EP Funds and EMPC in cash, allocable as set forth in Exhibit A hereto, by
                                                         ---------
wire transfer of immediately available funds to the account or accounts designated on Exhibit B hereto.
              ---------

          (c) Contribution of Interests to DMC.  EMPC hereby contributes its
              --------------------------------
membership interest in EP Texas to DMC, and EP Funds and EMPC hereby contribute the LP Interests to DMC in exchange for EMPC receiving 532,408 shares of Common Stock, EPIII receiving 128,896 shares of Common Stock, EPIIIA receiving 11,207 shares of Common Stock, EPIV receiving 119,792 shares of Common Stock, and EPIVA receiving 6,309 shares of Common Stock (together with the shares of Common Stock and DMC's preferred stock, no par value per share ("Preferred Stock"), to be issued pursuant to Section 2.1(e), the "Newly Issued Shares").

          (d) Filing of Amended and Restated Articles of Incorporation.  DMC
              --------------------------------------------------------
files or causes to be filed with the Secretary of State of the State of Texas the Amended and Restated Articles of Incorporation, a copy of which is attached hereto as Exhibit C.
          ---------

          (e) Issuance of Common Stock and Preferred Stock.  EMPC hereby
              --------------------------------------------
contributes (i) $1,000,000 in cash to DMC in exchange for 66,551 shares of Common Stock, and (ii) $21,400,000 in cash to DMC in exchange for 1,424,192 shares of Preferred Stock; EPIII hereby contributes (i) $968,400 in cash to DMC in exchange for 64,448 shares of Common Stock and (ii) $774,720 in cash to DMC in exchange for 51,558 shares of Preferred Stock; EPIIIA hereby contributes (i) $84,200 in cash to DMC in exchange for 5,604 shares of Common Stock and (ii) $67,360 in cash to DMC for 4,483 shares of Preferred Stock; EPIV hereby contributes (i) $900,000 in cash to DMC in exchange for 59,896 shares of Common Stock and (ii) $720,000 in cash to DMC in exchange for 47,917 shares of Preferred Stock; and EPIVA hereby contributes (i) $47,400 in cash to DMC in exchange for 3,155 shares of Common Stock and (ii) $37,920 in cash to DMC in exchange for 2,524 shares of Preferred Stock.

          (f) Repayment of Existing Indebtedness of the Company and Refinancing
              -----------------------------------------------------------------
of Certain Operating Leases.  DMC hereby repays certain indebtedness of DMC and
---------------------------
Spectrum outstanding immediately prior to the Closing other than trade payables and other indebtedness. A funds flow memorandum identifying the lenders being repaid, and the amounts being paid to such lenders, is set forth on Exhibit D
                                                                    ---------
hereto.

          (g) Redemption of Shares.  DMC hereby redeems 5,666,145 shares of
              --------------------
Common Stock from the Doskocils (the "Redeemed Shares") for $86,125,129 (the "Redemption Amount"), with (i) $81,125,129 of the Redemption Amount hereby being paid by DMC by wire transfer of immediately available funds to the account or accounts designated on Exhibit E hereto, and (ii) $5,000,000 of the Redemption Amount
              ---------
(the "Escrow Amount") hereby being deposited with Texas Commerce Bank National Association (the "Escrow Agent") and to be distributed in accordance with the terms of the Escrow Agreement, a copy of which is attached hereto as Exhibit F
                                                                     ---------
(the "Escrow Agreement"). The Redemption Amount is subject to adjustment in accordance with the provisions of Section 2.2 through 2.4 of this Agreement.

     SECTION 2.2.  Purchase Amount Adjustment.  The Purchase Amount shall be
                   --------------------------
increased or decreased dollar for dollar in the amount by which the net worth of the Company reflected in the Definitive Closing Balance Sheet is more or less than $33,738,000. In the event the Purchase Amount is increased pursuant to this Article II, the Escrow Agent shall pay to the Doskocils in accordance with
Section 5 of the Escrow Agreement the entire Escrow Amount, together with any interest and earnings accrued thereon. Further, DMC shall, in such event, pay to the Doskocils the amount by which the Purchase Amount is increased pursuant to this Article II by wire transfer in immediately available funds to an account in the United States specified by the Doskocils within ten (10) business days after the day the Definitive Closing Balance Sheet is agreed to by Sellers or any remaining disputed items are resolved by the Neutral Auditors.

     In the event the Purchase Amount is decreased pursuant to this Article II, the Escrow Agent shall in accordance with Section 5 of the Escrow Agreement pay to DMC as an adjustment to the Redemption Amount that portion of the Escrow Amount equal to the amount by which the Purchase Amount is decreased (the "DMC Adjustment Amount"), together with any interest and earnings accrued on such DMC Adjustment Amount. The Escrow Agent shall in accordance with Section 5 of the Escrow Agreement pay any remaining amount in the Escrow Account to the Doskocils, including any interest and earnings accrued on such amount. In the event the DMC Adjustment Amount exceeds the Escrow Amount, Sellers shall pay to DMC as an adjustment to the Redemption Amount such excess by wire transfer in immediately available funds to an account in the United States specified by DMC within ten (10) business days after the day the Definitive Closing Balance Sheet is agreed to by Sellers or any remaining disputed items are resolved by the Neutral Auditors.

     SECTION 2.3.  Procedures for Determination of the Closing Balance Sheet.
                   ---------------------------------------------------------
As soon as practicable, but in no event later than 60 days following the Closing Date, Buyers shall prepare a balance sheet of the Company as of 7:00 a.m. on the Closing Date which shall be audited by independent auditors selected by Buyers (the "Closing Balance Sheet"). The Closing Balance Sheet shall fairly present in all material respects the financial position of the Company prepared in accordance with GAAP, consistently applied. Notwithstanding the foregoing, Sellers and Buyers agree that the adjustments set forth on Section 2.3 of the Disclosure Schedule shall be used in the preparation of the Closing Balance Sheet and no further adjustments or reserves of the nature identified on Section
2.3 of the Disclosure Schedule shall be made or taken, except provided, however, that worker's compensation reserves with respect to claims arising from the period commencing with June 17, 1997 and ending with Closing Date may, if appropriate, be made, and quantity and pricing tests of the inventory, raw materials, and work-in-process may be done and adjustments, if appropriate, made with respect thereto. In addition, for purposes of the Purchase Price Adjustment set forth in Section 2.2, any positive cash balance of the Company on the Closing Date will be treated as an increase in the net worth of the Company and any negative cash balance of the Company on the Closing Date will be treated as a decrease in the net worth of the Company.

     During the preparation and audit of the Closing Balance Sheet and the period of any dispute within the contemplation of Section 2.4, (i) each party shall allow the other party and its authorized representatives full access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), facilities and employees of the Company; (ii) Buyers shall provide Sellers as promptly as practicable after the Closing Date (but in no event later than 20 business days after the Closing
Date) with normal month-end closing financial information for the Company for the period ending on the Closing Date; and (iii) each party shall cooperate fully with the other party and its authorized representatives, including the provision on a timely basis of all information reasonably necessary or useful in preparing the Closing Balance Sheet.

     SECTION 2.4.  Delivery of the Closing Balance Sheet; Dispute Resolution.  A
                   ---------------------------------------------------------
copy of the Closing Balance Sheet shall be delivered to Sellers promptly after it has been prepared. After receipt of the Closing Balance Sheet, Sellers shall have 30 days to review the Closing Balance Sheet. Unless Sellers deliver written notice to Buyers on or prior to the 30th day after Sellers' receipt of the Closing Balance Sheet specifying in reasonable detail the characterization and amount of all disputed items and the basis therefor, Sellers shall be deemed to have accepted and agreed to the Closing Balance Sheet. If Sellers notify Buyers of their objection to the Closing Balance Sheet, Buyers and Sellers shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences and any written resolution by them as to any disputed amounts shall be final, binding and conclusive.

     If at the conclusion of the Resolution Period there remain items in dispute, then all disputed items shall be submitted to the Dallas, Texas office of Price Waterhouse LLP or, if Price Waterhouse LLP shall be unable or unwilling to serve, such other nationally recognized independent public accounting firm as may be agreed in writing between Sellers and Buyers (the "Neutral Auditors"). All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne by DMC. The Neutral Auditors shall act as an arbitrator to determine, based solely on presentations by Sellers and Buyers, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of its selection, shall be set forth in a written statement delivered to Sellers and Buyers and shall be final, binding and conclusive. The term "Definitive Closing Balance Sheet" shall mean the Closing Balance Sheet agreed to by Sellers in accordance with this Section 2.4 or the Closing Balance Sheet resulting from the determinations made by the Neutral Auditors in accordance with this Section 2.4 (in addition to those items theretofore agreed to by Sellers and Buyers).

                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE DOSKOCILS
                -----------------------------------------------

     Benjamin L. Doskocil, Sr. and Mary Frances Doskocil jointly and severally represent and warrant to DMC and Buyers as set forth below.

     SECTION 3.1.  Organization and Qualification. DMC is a corporation duly
                   ------------------------------
organized, validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Spectrum is a limited partnership duly formed and existing under the laws of the State of Texas, with all requisite partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Each of DMC and Spectrum is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Sellers have delivered to Buyers complete and correct copies of the Articles of Incorporation and Bylaws of DMC and the limited partnership agreement of Spectrum.

     SECTION 3.2.  Authorization.
                   -------------

          (a) Each of BRI, DMC and Spectrum has full corporate or partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BRI, DMC and Spectrum, the performance by BRI, DMC and Spectrum of their respective obligations hereunder, and the consummation by BRI, DMC and Spectrum of the transactions contemplated hereby, have been duly authorized by the Boards of Directors of BRI, on its own behalf and as general partner of Spectrum, and DMC. No other corporate or partnership action on the part of BRI, DMC or Spectrum is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BRI, DMC and Spectrum and constitutes a valid and binding obligation of BRI, DMC and Spectrum, enforceable against them in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) Each of the Doskocils has full legal capacity to execute and deliver this Agreement and to perform each of his obligations hereunder. This Agreement has been duly and validly executed and delivered by each of the Doskocils and constitutes a valid and binding obligation of the Doskocils, enforceable against each of them in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     SECTION 3.3.  No Violation.  Except as set forth in Section 3.3 of the
                   ------------
Disclosure Schedule, neither the execution and delivery of this Agreement by DMC, Spectrum or the Sellers and the performance by DMC, Spectrum or the Sellers of their respective obligations hereunder nor the consummation by DMC, Spectrum and the Sellers of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of DMC or BRI or the limited partnership agreement of Spectrum, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which DMC, Spectrum or any of the Sellers is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or Governmental Authority applicable to DMC, Spectrum or the Sellers.

     SECTION 3.4.  Capitalization of DMC and Spectrum.
                   ----------------------------------

          (a) The authorized capital stock of DMC, prior to the filing of the Amended and Restated Articles of Incorporation, consists of 12,500,000 shares, all of which are designated Common Stock. As of the date hereof, DMC has 5,998,900 shares of Common Stock issued and outstanding (constituting the Shares), all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights, and 100 shares held as treasury stock. Without giving effect to the transactions contemplated hereby, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating DMC to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of DMC.

          (b) As of the date hereof, the Interests represent all of the issued and outstanding equity interests of Spectrum. Without giving effect to the transactions contemplated hereby, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating Spectrum to issue any additional interests or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any interests in Spectrum.

     SECTION 3.5.  Subsidiaries and Equity Investments. Neither DMC nor Spectrum
                   -----------------------------------
has any Subsidiaries nor does either have any direct or indirect equity ownership in any person other than set forth in Section 3.5 of the Disclosure Schedule.

     SECTION 3.6.  Consents and Approvals. Except as set forth in Section 3.6 of
                   ----------------------
the Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority is necessary for the consummation by DMC, Spectrum or the Sellers of the transactions contemplated by this Agreement other than

(a) consents and approvals of or filings or registrations with the DOJ pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) requirements of federal and state securities laws, and (c) those already obtained.

     SECTION 3.7.  Financial Statements.
                   --------------------

          (a) Sellers have delivered to Buyers (i) copies of the audited balance sheets of DMC as of December 30, 1995 and December 28, 1996, together with the related audited statements of operations and retained earnings and cash flows for the years then ended, and (ii) copies of the audited balance sheets of Spectrum as of December 30, 1995 and December 28, 1996, together with the related audited statements of earnings, partners' equity and cash flows for the years then ended (such financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements (x) were prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods covered thereby, except as otherwise noted thereon or disclosed in Section 3.7(a) of the Disclosure Schedule, and (y) present fairly in all material respects the financial position, results of operations and cash flows of DMC and Spectrum as of such dates and for the periods then ended.

          (b) Sellers have delivered to Buyers (i) copies of the unaudited balance sheet of DMC as of May 24, 1997, together with the related unaudited statements of operations and retained earnings and cash flows for the five-month period then ended, and (ii) copies of the unaudited balance sheet of Spectrum as of May 24, 1997, together with the related unaudited statements of earnings, partners' equity and cash flows for the five-month period then ended (such financial statements being hereinafter referred to as the "Interim Financial Statements"). The Interim Financial Statements (x) were prepared in accordance with GAAP throughout the period covered thereby, except as otherwise noted thereon or disclosed in Section 3.7(b) of the Disclosure Schedule, (y) present fairly in all material respects the financial position, results of operations and cash flows of DMC and Spectrum as of such date and for the period then ended (subject to normal year-end audit adjustments) and (z) have been certified by the Chief Financial Officer of the Company in his capacity as such.

     SECTION 3.8.  Absence of Undisclosed Liabilities. Without giving effect to
                   ----------------------------------
the transactions contemplated by this Agreement, there are no liabilities or financial obligations of DMC or Spectrum that are required to be reflected on a balance sheet prepared in accordance with GAAP, other than liabilities and obligations (a) provided for or reserved against in the Interim Financial Statements, (b) arising after May 24, 1997 in the ordinary course of business, or (c) disclosed in Section 3.8 of the Disclosure Schedule.

     SECTION 3.9.  Absence of Certain Changes.
                   --------------------------

          (a) The Company has, since May 24, 1997, conducted its business and operations according to the Company's ordinary course of business and has used all reasonable efforts consistent therewith to preserve intact the Company's properties and assets, keep available the services of the Company's officers and employees and maintain satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships with the Company, in each case, in the ordinary course of business.

          (b) Except as disclosed in Section 3.9 of the Disclosure Schedule, and except for matters relating to the transactions contemplated by this Agreement, since December 31, 1996, neither DMC nor Spectrum has:

               (i) proposed or adopted any amendment to the Articles of Incorporation or Bylaws of DMC or the limited partnership agreement of Spectrum;

               (ii) increased in any manner the rate or terms of compensation of any of its directors, officers or other employees, except with respect to non-officer employees or increases which were granted in the ordinary course of business;

               (iii) entered into other agreements, commitments or contracts, except for agreements, commitments or contracts made in the ordinary course of business;

               (iv) made any loan, guaranty or other extension of credit, or entered into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any affiliate, director, officer, employee, stockholder of the Company other than advancement and reimbursement of business expenses incurred in the ordinary course of business consistent with DMC's or Spectrum's policies and practices;

               (v) entered into any new employment agreement with any employee whose annual base salary would or does exceed $50,000 or any collective bargaining agreement with any labor union;

               (vi) compromised or otherwise settled any claims in excess of $50,000, agreed to any claim of a deficiency in Taxes filed any appeal with respect to any alleged deficiency or amended any Tax Return relating to a prior taxable year.

               (vii) made any material Tax election, changed any material method or period of accounting or changed any significant accounting policy, practice or procedure;

               (viii) adopted or terminated any Employee Benefit Plan;

               (ix) terminated or failed to renew any existing insurance coverage; or

               (x) terminated, amended or failed to renew or preserve any Permits of the Company.

          (c) Except as disclosed in Section 3.9 of the Disclosure Schedule, and except for matters relating to the transactions contemplated by this Agreement, since May 24, 1997, neither DMC nor Spectrum has:

               (i) issued, sold or pledged, or authorized or proposed the issuance, sale or pledge of, additional shares of capital stock of any class or interests, or securities convertible into any such shares or interests, or any rights, warrants or options to acquire any such shares or interests or other convertible securities;

               (ii) redeemed, purchased or otherwise acquired any outstanding shares of capital stock of DMC or the partnership interests of Spectrum;

               (iii) incurred any long-term indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other person except in the ordinary course of business;

               (iv) sold, transferred or otherwise disposed of any of its material property or assets (other than inventory) or mortgaged or encumbered any of its property or assets;

               (v) made any material investment, by purchase, contribution to capital, property transfer, or otherwise, in any other person;

               (vi) disposed of or permitted to lapse any material intangible property or any rights to its use;

               (vii) declared, set aside or paid any dividend or other distribution in respect of DMC's capital stock or Spectrum's partnership interests; or

               (viii) entered into any agreement or commitment involving an aggregate capital expenditure or commitment exceeding $100,000.

     SECTION 3.10.  Litigation.  Except as set forth in Section 3.10 of the
                    ----------
Disclosure Schedule, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against DMC or Spectrum before any Governmental Authority. Neither DMC nor Spectrum is in default under any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against DMC or Spectrum.

     SECTION 3.11.  Real Property; Liens and Encumbrances.
                    -------------------------------------

          (a) Except as disclosed in Section 3.11 of the Disclosure Schedule, neither DMC nor Spectrum owns any real property. Section 3.11 of the Disclosure Schedule contains a complete and accurate list of all real property leased or otherwise operated by DMC or Spectrum as of the date hereof. All leases set forth in Section 3.11 of the

Disclosure Schedule are in full force and effect, neither DMC nor Spectrum is in material default under any of such leases, and no material default exists or event has occurred which would constitute a material default upon the passing of time or the giving of notice, under any of such leases. Full, correct and complete copies of each lease listed in Section 3.11 of the Disclosure Schedule have been made available to Buyers.

          (b) Except as set forth in Section 3.11 of the Disclosure Schedule, all properties and assets owned by DMC and Spectrum are free and clear of all liens, encumbrances, pledges, claims, security interests, mortgages, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens or adverse claims (collectively, "Liens") except (i) statutory Liens not yet delinquent, (ii) purchase money Liens arising in the ordinary course and disclosed on Schedule
3.11 of the Disclosure Schedule, (iii) Liens for taxes not yet delinquent, (iv) Liens reflected in the Financial Statements or the Interim Financial Statements (which have not been discharged) and (v) Liens which in the aggregate do not, in the case of personal property, materially impair the use by DMC or Spectrum of properties or assets subject thereto or, in the case of real property, materially impair the present and continued use in the usual and normal conduct of the business of DMC or Spectrum (such exceptions are referred to herein collectively as "Permitted Liens").

     SECTION 3.12.  Certain Agreements.  Except as described in Section 3.12 of
                    ------------------
the Disclosure Schedule, neither DMC nor Spectrum is a party to any written or enforceable oral agreement with any officer, director or employee of DMC or any officer, employee or partner of Spectrum (a) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving DMC or Spectrum of the nature of any of the transactions contemplated by this Agreement, (b) providing severance benefits or other benefits after the termination of employment regardless of the reason for such termination of employment, or (c) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as disclosed in Section
3.12 of the Disclosure Schedule, neither DMC nor Spectrum is a party to any written or enforceable oral (i) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money or (ii) other contract, agreement or commitment of DMC or Spectrum material to the operations of either DMC or Spectrum. Neither DMC nor Spectrum is in default under any of the agreements, contracts or obligations described in Section 3.12 of the Disclosure Schedule.

     SECTION 3.13.  Employee Benefit Plans.
                    ----------------------

          (a) Section 3.13 of the Disclosure Schedule sets forth a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), each written employment, severance, retention, termination, consulting or retirement contract, and each bonus or other incentive compensation, stock purchase, stock option, stock award or other equity-based compensation, or vacation plan or policy (other than any governmental program), and any related trust, as to which DMC or Spectrum has any obligation or liability, contingent or otherwise (collectively, "Employee Benefit Plans"). True, correct and complete copies of the following documents with respect to each of the Employee Benefit Plans have been made available to Buyers by Sellers: (i) the Employee Benefit Plan and related trust documents, and amendments thereto, (ii) the three most recent Forms 5500 (including all attachments and accountants' opinions), (iii) the last Internal Revenue Service determination letter, and (iv) summary plan descriptions and modifications thereto and (v) any other written material provided to employees concerning the Employee Benefit Plans which are within the possession of the Company. No Employee Benefit Plan invests in any security issued by the Company, or in any property leased to the Company.

          (b) Neither DMC nor Spectrum maintains or contributes to, or on or after the date which is six years prior to the date of this Agreement (the "Six-Year Look Back Date") has maintained or contributed to, any "multiemployer plan," as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA, or any defined benefit plans covered by Title IV of ERISA. Each Employee Benefit Plan which is intended to be qualified under Section 401(a) and, if applicable, Section 401(k) of the Code, is so qualified.

          (c) Except as disclosed in Section 3.13 of the Disclosure Schedule, no action, suit or proceeding relating to any Employee Benefit Plan (other than routine claims for benefits for which the plan administrative procedures have not been exhausted and routine "qualified domestic relations orders" as defined in Section 414(p) of the Code) is pending or, to the knowledge of the Company, threatened against DMC, Spectrum, any Employee Benefit Plan or any fiduciary of any Employee Benefit Plan before any court, arbitrator or administrative or governmental body, and to the knowledge of the Company, no facts exist which could reasonably be expected to give rise to such action, suit or proceeding. Neither DMC nor Spectrum has failed to make contributions to any Employee Benefit Plan that are required to be made on or after the Six-Year Look Back Date under the terms of such Employee Benefit Plans or under applicable law. None of DMC, Spectrum, any employee of DMC or Spectrum, any "party-in-interest" (as defined in Section 3(14) of ERISA) with respect to any of the Employee Benefit Plans or any of the Employee Benefit Plans (or any trusts created thereunder or any trustee or administrator thereof) has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code or under ERISA on or after the Six-Year Look Back Date, which could reasonably be expected to subject DMC, Spectrum, any officer of DMC or Spectrum, any of such plans or any trust to any material tax or penalty on prohibited transactions or any other liability imposed by such Section 4975 or under ERISA or any obligation to indemnify another party. To the knowledge of the Company, no material tax or penalty on prohibited transactions or any other liability imposed by Section 4975 or under ERISA has actually been imposed on any employee of DMC or Spectrum in such employee's capacity as a party in interest with respect to any of the Employee Benefit Plans.

          (d) Except (i) as required by Section 4980B of the Code, (ii) as provided for with employee-paid premiums under a flexible spending arrangement (as defined in proposed Treasury Regulation Section 1.125-2, Question and answer -7(c)) or (iii) as disclosed in Section 3.13 of the Disclosure Schedule, none of the Employee Benefit Plans provides or is required to provide benefits for medical expenses incurred by a former employee of DMC or Spectrum (or such former employee's spouse or other dependents) after the employee ceases to be an employee of DMC or Spectrum. None of the Employee Benefit Plans provides or is required to provide for the payment of premiums by DMC or Spectrum to maintain life insurance coverage for any former employee of DMC or Spectrum for any period following the last day of the calendar month in which a termination of employment of such former employee occurs.

          (e) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Benefit Plan. All Employee Benefit Plans are in compliance in form and in operation with the relevant provisions of ERISA and the Code, and all other laws applicable to all of the Employee Benefit Plans. For purposes of the preceding sentence, a "law" is not limited to statutory law, but includes all currently-effective, relevant, controlling legal authority. Sellers, DMC and Spectrum have performed all of their obligations under all Employee Benefit Plans for which the deadline for such performance has passed.

          (f) Except as provided in the Retention Agreements or otherwise disclosed in Section 3.13 of the Disclosure Schedule, the execution and performance of this Agreement will not (i) constitute a stated triggering event under any Employee Benefit Plan that will result in any payment (whether of severance pay or otherwise) becoming due from such Employee Benefit Plan, DMC or Spectrum to any present or former officer, employee, director, shareholder or consultant, or former employee (or dependents of any thereof), or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder or consultant.

     SECTION 3.14.  Taxes.  Except as set forth in Section 3.14 of the
                    -----
Disclosure Schedule:

          (a) all Tax Returns required to be filed by each of DMC and Spectrum have been filed, and each of DMC and Spectrum has paid all Taxes that are due from DMC or Spectrum, as the case may be, whether or not shown on any Tax Return filed;

          (b) there are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from DMC or Spectrum for any taxable period; and

          (c) no audit or other proceeding by any court or Governmental Authority is pending with respect to any Taxes due from or with respect to DMC or Spectrum.

     SECTION 3.15.  Compliance with Applicable Law.  Except as set forth in
                    ------------------------------
Section 3.15 of the Disclosure Schedule, the businesses of DMC and Spectrum are not being conducted in violation of any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to DMC or Spectrum.

     SECTION 3.16.  Brokers' Fees and Commissions.  Except for Lehman Brothers
                    -----------------------------
Inc., none of Sellers, DMC, Spectrum and their respective directors, officers, partners, employees or agents has employed any investment banker, broker, finder, agent or similar intermediary in connection with the transactions contemplated hereby and no investment banker, broker, finder, agent or similar intermediary is entitled to any fee or commission in connection herewith based on any agreement, arrangement or understanding with Sellers, DMC or Spectrum and their respective directors, officers, partners, employees or agents.

     SECTION 3.17.  Proprietary Rights.
                    ------------------

          (a) Section 3.17 of the Disclosure Schedule contains a complete and accurate list of (i) all registered patents and trademarks of DMC and Spectrum and (ii) all patent and trademark applications of DMC and Spectrum which have been filed and are currently pending.

          (b) Except as set forth in Section 3.17 of the Disclosure Schedule,
(i) DMC and Spectrum own or possess adequate licenses or other valid rights to use all United States and foreign patents, trademarks, trade names, service marks, copyrights and applications therefor which are material to the conduct of the business of DMC or Spectrum (the "Patent and Trademark Rights"), (ii) as of the date of this Agreement, the validity of the Patent and Trademark Rights and the title thereto of DMC or Spectrum are not being questioned in any litigation to which DMC or Spectrum is a party, nor to the knowledge of the Company, is any such litigation threatened and (iii) as of the date of this Agreement, to the knowledge of the Company, the conduct of the business of DMC and Spectrum as now conducted does not conflict with any valid patents, trademarks, trade name, service marks or copyrights of others.

     SECTION 3.18.  Labor and Employment.  Except as listed or described on
                    --------------------
Section 3.18 of the Disclosure Schedule, DMC and Spectrum have no unfair labor practice charges or complaints pending or, to the knowledge of the Company, threatened against any of them before the National Labor Relations Board. Neither DMC nor Spectrum has at any time during the last three years had, nor to the knowledge of the Company, is there now threatened, any walkout, strike, union activity, picketing, work stoppage, work slowdown or any other similar occurrence which materially and adversely affects or is reasonably likely to materially and adversely affect the Company, or any attempt to organize or represent the labor force of DMC or Spectrum. Neither DMC nor Spectrum has had a Plant Closing or Mass Layoff, as such terms are defined in the Worker Adjustment and Retraining Notification Act, or if such has occurred, DMC and Spectrum have given all required notifications required in connection with such Plant Closing and/or Mass Layoff. All goods manufactured by either DMC and/or Spectrum are manufactured and distributed in compliance with all federal, state and local laws regarding the use of labor, including, but not limited to, all laws regulating wages, hours, immigration and working conditions. DMC and Spectrum are in compliance with applicable workers' compensation insurance laws. The Company has complied with all laws, regulations and executive orders to which the Company is subject because of any agreement or contract with any federal or state governmental entity.

     SECTION 3.19.  Insurance.  All material insurance policies (the "Insurance
                    ---------
Policies") with respect to the property, assets, operations and business of DMC and Spectrum are listed in Section 3.19 of the Disclosure Schedule and are in full force and effect. Except as set forth in Section 3.19 of the Disclosure Schedule, as of the date of this Agreement, there are no pending material claims against the Insurance Policies by DMC or Spectrum as to which the insurers have denied liability. Sellers make no representation or warranty that the Insurance Policies will be continued or are continuable after the Closing. The Company has not received or given a notice of cancellation with respect to any policy or binder identified in Section 3.19 of the Disclosure Schedule.

     SECTION 3.20.  Environmental Matters.  Except (i) as disclosed on Section
                    ---------------------
3.20 of the Disclosure Schedule or (ii) as disclosed in the Environmental Reports made available to Buyers:

          (a) the operations of DMC and Spectrum are in compliance with all applicable Environmental Laws;

          (b) each of DMC and Spectrum has obtained all permits, licenses and other authorizations that are required under applicable Environmental Laws ("Environmental Permits") to conduct their businesses;

          (c) no judicial, administrative or civil proceedings or investigations are pending or, to the knowledge of the Company, threatened against DMC or Spectrum and no written notice, citation, summons or order has been communicated or delivered to DMC or Spectrum by any Governmental Authority or other person pursuant to any applicable Environmental Laws (collectively, "Environmental Claims");

          (d) no real property currently (or to the knowledge of the Company, formerly) owned, operated or leased by DMC or Spectrum is listed or has been formerly proposed for listing on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability and Information System ("CERCLIS") or any analogous state lists;

          (e) to the knowledge of the Company, there are not now on, in or under any real property owned, leased or operated by DMC or Spectrum (i) any underground storage tanks ("USTs"), (ii) any asbestos-containing materials ("ACMs"), or (iii) any polychlorinated biphenyls ("PCBs");

          (f) Sellers have provided Buyers with copies of all environmental investigations, studies or audits conducted by Sellers, DMC or Spectrum in relation to any real property currently or formerly owned, leased or operated by DMC or Spectrum; and

          (g) to the knowledge of the Company, there has occurred no release of Hazardous Materials on, in or under any real property currently or formerly owned, leased or operated by DMC or Spectrum at concentrations that require investigation or remediation under applicable laws.

     SECTION 3.21.  Ownership of Securities.  Sellers are the holders of record
                    -----------------------
and own beneficially that number of Shares and the Interests set forth opposite their names on Exhibit G hereto. Without regard to the transactions
               ---------
contemplated hereby, Sellers own the Shares and the Interests set forth on

Exhibit G free and clear of any Liens.  Sellers are not a party to any voting
---------
trust, proxy or other agreement with respect to the voting of any Shares or the Interests which will remain in force or effect after the Closing.

     SECTION 3.22.  Title to Common Stock.  Buyers are acquiring good and
                    ---------------------
marketable title to and complete ownership of all of the Common Stock being issues pursuant to Sections 2.1(c) and (e), free of any Liens. Other than this Agreement and the transactions contemplated hereby, there are no outstanding contracts or other rights to subscribe for or purchase, or contracts or other obligations to issue or grant any rights to acquire, any of the shares of Common Stock or the Interests.

     SECTION 3.23.  Inventories.  The inventory of the Company as set forth on
                    -----------
the Interim Financial Statements or acquired since the date thereof has been maintained in the ordinary course of business. Based on the historical performance of the business, the inventory consists substantially of a quality, quantity, and condition useable, leasable or saleable in the ordinary course of business, although Sellers make no representation or warranty as to future business conditions.

     SECTION 3.24.  Receivables.  All receivables of the Company as set forth on
                    -----------
the Interim Financial Statements or arising since the date thereof have arisen solely out of bona fide sales and deliveries of goods, performance of services or other business transactions in the ordinary course of business, and are fully collectible net of any reserves shown on the Closing Balance Sheet. The Company has made available to Buyers a complete and accurate aging list of all receivables of the Company set forth on the Interim Financial Statements.

     SECTION 3.25.  Suppliers.  Section 3.25 of the Disclosure Schedule lists
                    ---------
the names of and describes all written contracts with any sole-source suppliers of significant goods or services (other than resin, electricity, gas, telephone or water) to the Company with respect to which alternative sources of supply are not readily available on comparable terms and conditions.

     SECTION 3.26.  Tangible Property.  The Company has good and transferable
                    -----------------
title or other legal right to use all plant, machinery, equipment, leasehold improvements, fixtures, data bases, vehicles, structures and any related capitalized items or other tangible property material to the operation of the business of the Company and reflected on the Interim Financial Statements or acquired after the date of the Interim Financial Statements, except for properties and assets disposed of since the date of the Interim Financial Statements in the ordinary course of business and subject to Permitted Liens. Such assets are in good operating condition and repair (reasonable wear and tear excepted).

     SECTION 3.27.  Powers of Attorney.  Except as set forth in Section 3.27 of
                    ------------------
the Disclosure Schedule, the Company has not given any power of attorney (irrevocable or otherwise) to any person or entity for any purpose relating to the Company, other than powers of attorney given to regulatory authorities in connection with routine qualifications to do business.

     SECTION 3.28.  Permits.  DMC and Spectrum hold all Permits that are
                    -------
required by any Governmental Entity to permit them to conduct their businesses as now conducted, and all such Permits are valid and in full force and effect. To the knowledge of the Company, no suspension, cancellation or termination of any of such Permits is threatened or imminent or will result from the transactions contemplated by this Agreement. The Permits are identified on
Section 3.28 of the Disclosure Schedule.


                                   ARTICLE IV

                              REPRESENTATIONS AND
                              WARRANTIES OF BUYERS
                              --------------------

     Buyers jointly and severally hereby represent and warrant to Sellers as set forth below.

     SECTION 4.1.  Organization and Qualification.  Each of EPIII, EPIIIA, EPIV,
                   ------------------------------
and EPIVA is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with all requisite partnership power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. EMPC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. EP Texas is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Each of EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification.

     SECTION 4.2.  Authorization.  Each of EPIII, EPIIIA, EPIV, EPIVA, EMPC and
                   -------------
EP Texas has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other proceeding on the part of each of EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas and constitutes a valid and binding obligation of each of EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas, enforceable against each of them in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 4.3.  No Violation.  Neither the execution and delivery of this
                   ------------
Agreement by any of EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas and the performance of any of their obligations hereunder nor the consummation by EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation of EMPC, the Articles of Organization of EP Texas or the Limited Partnership Agreements of each of EPIII, EPIIIA, EPIV, and EPIVA or Bylaws, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any material license, lease or agreement to which any of EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas or any of their respective Subsidiaries is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or Governmental Authority applicable to any of EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas or any of their respective Subsidiaries.

     SECTION 4.4.  Consents and Approvals.  No filing or registration with, no
                   ----------------------
notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for the consummation by EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas of the transactions contemplated by this Agreement other than (a) consents and approvals of or filings or registrations with the DOJ pursuant to the HSR Act and (b) requirements of federal and state securities laws.

     SECTION 4.5.  Brokers' Fees and Commissions.  Neither EPIII, EPIIIA, EPIV,
                   -----------------------------
EPIVA, EMPC or EP Texas nor any of their respective Subsidiaries, directors, officers, employees or agents has employed any investment banker, broker, finder, agent or similar intermediary in connection with the transactions contemplated hereby and no investment banker, broker, finder, agent or similar intermediary is entitled to any fee or commission payable by the Company in connection herewith based on any agreement, arrangement or understanding with each of Buyers or any of their directors, officers, partners, members, employees or agents.

     SECTION 4.6.  Purchase for Investment.  Buyers are acquiring the Newly
                   -----------------------
Issued Shares for their own account for investment purposes and not with a view to the distribution of the Newly Issued Shares. Buyers have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Newly Issued Shares. Each of EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933, as amended. Each of EPIII, EPIIIA, EPIV, EPIVA, EMPC and EP Texas will not, directly or indirectly, dispose of the Newly Issued Shares except in compliance with applicable federal and state securities laws.

     SECTION 4.7.  Relationships.
                   -------------

          (a) Buyers have complied with the HSR Act and the regulations promulgated thereunder. Buyers have conducted their operations in compliance with federal, state, local and foreign laws, ordinances, rules, regulations, judgments, decrees, orders, concessions, grants, franchises, Permits and licenses or other governmental authorizations applicable to them.

          (b) No director, officer, member, employee, agent, or affiliate of any of EPIII, EPIIIA, EPIV, EPIVA, EMPC or EP Texas nor any of their respective Subsidiaries presently serves as a director, officer, or employee of any competitor of DMC.

          (c) No partner, officer, director or employee of Westar Capital has received any information regarding the business or operations of DMC that would violate any applicable antitrust or competition law.


                                   ARTICLE V

                                   COVENANTS
                                   ---------

     SECTION 5.1.  All Reasonable Efforts.  Subject to the terms and conditions
                   ----------------------
herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the parties to this Agreement shall take all such necessary action.

     SECTION 5.2.  Public Announcements.  Buyers and Sellers will consult with
                   --------------------
each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; provided, however, that Buyers and Sellers will give prior notice to the other party of the content and timing of any such press release or other public statement required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

     SECTION 5.3.  No Implied Representations or Warranties.  Buyers hereby
                   ----------------------------------------
acknowledge and agree that none of the Sellers, DMC, or Spectrum is making any representation or warranty whatsoever, express or implied, except those representations and warranties of the Doskocils explicitly set forth in this Agreement, in the Disclosure Schedule or any other agreement related hereto to which DMC is a party.

     SECTION 5.4.  Employee Benefit Matters.
                   ------------------------

          (a) Benefit Arrangements.  Buyers agree that on and after the Closing
              --------------------
Date Buyers will cause the Company to promptly and in good faith honor all written employment, severance, retention, termination, consulting and retirement agreements to which DMC or Spectrum is presently a party.

          (b) Indemnification and Insurance.  DMC agrees that all rights to
              -----------------------------
indemnification or exculpation now existing in favor of the employees, agents, directors, officers or partners of DMC and Spectrum (the "Company Indemnified Parties") as provided in the Articles of Incorporation or Bylaws of DMC or the limited partnership agreement of Spectrum (or other comparable governing documents), or as provided in an agreement between a Company Indemnified Party and DMC or Spectrum (the "Indemnification Agreements") shall continue in full force and effect for a period of not less than seven years from the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such seven-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the Articles of Incorporation or Bylaws of DMC or the limited partnership agreement of Spectrum (or other comparable governing documents) or under the Indemnification Agreements shall be made by independent counsel mutually selected by the Company Indemnified Party reasonably satisfactory to Buyers (whose fees and expenses shall be paid by DMC).

          (c) Binding on Successors.  In the event the Company or its successors
              ---------------------
or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger (including the consolidation of Spectrum with and into Buyers through the acquisition of all of the outstanding partnership interests of Spectrum) or (ii) transfers all or substantially all of its properties, assets or stock to any person, then and in each such case, proper provision shall be made so that the successors and assigns of DMC and Spectrum (or their successors and assigns) shall assume the obligations set forth in this Section 5.4.

     SECTION 5.5.  Solvency At the Closing.  Buyers agree that at and after the
                   -----------------------
date hereof, Buyers shall not, and that Buyers shall cause DMC not to, take or cause to be taken or omit to take any action which could result in a determination pursuant to state or federal law that, after giving effect to the transactions contemplated hereby (or after giving effect to such transactions and to such other subsequent actions or omissions), DMC or Spectrum (a) was insolvent at the time of the Closing, (b) became insolvent at the time of Closing as a result of the transactions contemplated hereby, (c) was left at the time of Closing with unreasonably small capital with which to engage in its business or (d) incurred debts at the time of Closing beyond its ability to pay such debts as they mature, such that the payment of the Partnership Purchase Price or the Redemption Amount may be deemed a "fraudulent conveyance" or impermissible dividend or distribution under applicable law or otherwise subject to claims of certain creditors of DMC or Spectrum or their trustees in a bankruptcy proceeding. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to (i) require Buyers at any time to make any additional equity contribution to DMC or to lend any funds to DMC, or (ii) prohibit the Buyers and the Board of Directors of DMC from conducting the Company in good faith and in a commercially reasonable manner.

     SECTION 5.6.  Allocation of Partnership Purchase Price.  The parties agree
                   ----------------------------------------
that the Partnership Purchase Price (plus any liabilities transferred in connection with the sale and purchase of the Interests as contemplated by this Agreement) shall be allocated among the assets of Spectrum in accordance with Exhibit A hereto (the "Allocation"). The parties shall file all Tax Returns in
---------
a manner consistent with the Allocation.

     SECTION 5.7.  Relationships.
                   -------------

          (a) Buyers shall not directly or indirectly share with, or deliver or communicate to, any competitor of DMC any information regarding the business or operations of DMC that would violate any applicable antitrust or competition law.

          (b) Buyers shall not consummate any transaction pursuant to which Westar Capital or its affiliates would acquire a present or future right to own, directly or indirectly, any equity securities of DMC or any other securities convertible into or exchangeable for equity securities of DMC without obtaining the necessary consents and approvals under the HSR Act.

          (c) Buyers shall cause DMC to conduct its business independently and competitively and not in violation of any applicable antitrust or competition law.

          (d) Buyers shall obtain or effect all necessary consents, approvals of, or filings or registrations with, the DOJ and the FTC pursuant to the HSR Act in connection with any future business combinations involving DMC and Buyers shall comply in all respects with the HSR Act and the regulations promulgated thereunder.

                                  ARTICLE VI

                                    CLOSING
                                    -------

     SECTION 6.1.  Closing.  The closing of the transactions contemplated by
                   -------
this Agreement (the "Closing") is taking place at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201-6950 (the date hereof being the "Closing Date").

          (a) Sellers hereby deliver to Buyers or DMC, as the case may be, the following:

               (i) a certificate or certificates representing all of the Redeemed Shares in appropriate form for transfer to and cancellation by DMC or accompanied by stock powers duly executed in blank;

               (ii) all documents, including without limitation, executed UCC-3 termination statements if applicable, fully executed payoff letters, as are necessary to release all Liens (other than Permitted Liens) on the Company's assets;

               (iii) resignation letters from (a) each of DMC's directors, pursuant to which each such person resigns as a director of DMC, (b) Benjamin L. Doskocil, Sr. in his capacity as President and Treasurer of DMC, pursuant to which he resigns as President and Treasurer of DMC, (c) Mary Frances Doskocil, pursuant to which she resigns as Vice President and Secretary of DMC;

               (iv) a Confidentiality, Non-Solicitation and Non-Competition Agreement, substantially in the form of Exhibit H hereto (the "Non-
                                             ---------
     Competition Agreement"), duly executed by the Doskocils;

               (v)    an opinion substantially in the form of Exhibit I hereto
                                                              ---------
     from counsel to Sellers, DMC and Spectrum;

               (vi) the New Real Property Lease Agreements, copies of which are attached hereto as Exhibit J (the "New Real Property Lease
                            ---------
     Agreements"), duly executed by the Doskocils or their affiliates, as lessors;

               (vii) the Stockholders Agreement, a copy of which is attached hereto as Exhibit K (the "Stockholders Agreement"), duly executed by the
               ---------
     Doskocils;

               (viii) Letter Agreement between DMC and Benjamin L. Doskocil, Sr., a copy of which is attached hereto as Exhibit L (the "Consulting
                                                ---------
     Agreement"), duly executed by Benjamin L. Doskocil, Sr.; and

               (ix) satisfactory evidence of written action taken by the Board of Directors or shareholders of DMC validly electing Charles D. Martin as a director of DMC.

          (b) Buyers hereby deliver or cause to be delivered to Sellers or DMC, as the case may be, the following:

               (i)    an opinion substantially in the form of Exhibit M hereto
                                                              ---------
     from counsel to Buyers;

               (ii) the New Real Property Lease Agreements duly executed by DMC, as lessee;

               (iii) the Stockholders Agreement duly executed by DMC and Buyers;

               (iv) the Partnership Purchase Price by wire transfer of immediately available funds;

               (v)    the Consulting Agreement duly executed by DMC.


                                  ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     SECTION 7.1.  Survival of Representations and Warranties.
                   ------------------------------------------

          (a) The representations and warranties set forth in this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby until August 31, 1998, except that (i) the representations and warranties set forth in Section 3.20 respecting environmental matters shall survive until the expiration of the applicable statute of limitations, (ii) the representations and warranties set forth in Section 3.14 respecting Tax matters shall survive until the expiration of the applicable statute of limitations for the assessment of Taxes with respect to the relevant taxable period, and (iii) the representations and warranties set forth in Section 3.4 shall survive without limitation.

          (b) No claim for the recovery of indemnifiable damages based upon the inaccuracy of such representations and warranties may be asserted by a party after such representations and warranties have expired; provided, however, that claims first asserted in writing within the applicable period shall not thereafter be barred.

          (c) This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, including without limitation the Non-Competition Agreement.

     SECTION 7.2.   Indemnification.
                    ---------------

          (a) Each of the Sellers, jointly and severally, agrees to indemnify and hold harmless DMC and Buyers and each of their respective partners, officers, directors, employees, successors and assigns (other than the Doskocils) (the "Buyer Parties") in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages (including reasonable fees and expenses of counsel, accountants and consultants and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) (collectively, "Losses") incurred by, imposed on or borne by DMC or Buyer Parties resulting from:

               (i) the breach of any representation, warranty or covenant by Sellers contained in this Agreement;

               (ii) any violation by the Company of any Environmental Law on or prior to the Closing Date or the existence of any violation of Environmental Law relating to the operations of the Company on or prior to the Closing Date, including, without limitation, any necessary costs incurred subsequent to the Closing Date to correct or bring into compliance with Environmental Laws the operations of the Company; provided, that upon discovery by an officer of the Company of such violation the Company promptly notifies Sellers in writing of the violation and takes reasonable steps to address the issue;

               (iii) any Environmental Condition existing on or prior to the Closing Date at any real property currently or formerly owned, leased or operated by the Company to the extent attributable to the operations of the Company, including, without limitation, Hazardous Materials contamination which continues to occur subsequent to the Closing Date as a result of or relating to an Environmental Condition existing as of the Closing Date; provided, that upon discovery by an officer of the Company of such condition the Company promptly notifies Sellers in writing of the condition and takes reasonable steps to address the situation and avoid exacerbating the condition;

               (iv) the off-site disposal or treatment of any Hazardous Materials by the Company on or prior to the Closing Date; and

               (v) any claim by a current or former employee of the Company the facts upon which such claim is based occurred prior to the Closing Date, including but not limited to, claims alleging wrongful discharge, employment discrimination and wage and hour violations;

provided, however, that Sellers will not be liable for any such Loss provided for in this Section 7.2(a) unless such individual Loss (any event or occurrence that may constitute a breach of one or more representation and warranty provision set forth in Article III may only be considered a single Loss without duplication) in each instance exceeds $100,000 and the aggregate amount of all such Losses resulting to Buyer Parties exceeds $2,000,000 (the "Allowance"), after which Sellers shall be liable for the Allowance less $1,000,000 (the "Adjusted Allowance") and any additional Losses in excess of such Adjusted Allowance. Notwithstanding the foregoing: (A) in no event shall the aggregate liability of Sellers arising from Section 7.2(a)(ii) through (iv), inclusive, or out of breaches by Sellers of representations or warranties set forth in Sections 3.14 and 3.20 exceed, in the aggregate, $24,535,000; and (B) in no event shall the aggregate liability of Sellers hereunder with respect to any other Losses of the Buyer Parties other than those Losses described in clause (A) of this sentence exceed $4,107,000 (except that the limit with respect to Losses arising out of breaches by Sellers of representations and warranties set forth in Section 3.4 shall be an amount equal to the Purchase Amount).

          (b) Buyers agree that, on and after the Closing Date, Buyers shall defend any and all actions or proceedings arising out of the failure of Buyers to pay or otherwise satisfy the liabilities recorded on the Definitive Closing Balance Sheet or occurring or arising with respect to the businesses of DMC and Spectrum (the "Liabilities") and shall be responsible for and indemnify and hold harmless Sellers against any liability, loss, damage, claim, cost or expense (including, without limitation, expenses of investigation and expense fees and disbursement of counsel and other professionals) incurred or suffered by Sellers arising out of any of the Liabilities. Buyers further agree to indemnify Sellers and hold Sellers harmless from and against any Losses incurred by, imposed on or borne by Sellers resulting from the breach of any representation, warranty or covenant by Buyers contained in this Agreement.

          (c) If a claim by a third party is made against an indemnified party (the "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this Agreement from the other party (the "Indemnifying Party"), the Indemnified Party shall promptly, but in any event, within ten (10) business days, notify the Indemnifying Party in writing of such claims setting forth such claims in reasonable detail. The failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof (except in such instances where the settlement includes other than strictly the payment of money, in which case such settlement shall not be entered into without the written consent of the Indemnified Party, which consent shall not be reasonably withheld or delayed). The Indemnified Party may participate in (but not control) such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) days after the receipt of the Indemnified

Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

          (d) Notwithstanding anything to the contrary contained in this Agreement, any indemnification owed under this Agreement shall be reduced as provided in Section 8.15 and by the amount of any reimbursements actually received by the Indemnified Party from any insurance carriers or from third parties.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION 8.1.  Amendment and Modification.  This Agreement may be amended,
                   --------------------------
modified or supplemented by a written instrument signed by all of the parties hereto.

     SECTION 8.2.  Waiver of Compliance; Consents.  Any failure of Buyers or
                   ------------------------------
Sellers to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Sellers or Buyers, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     SECTION 8.3.  Validity.  The invalidity or unenforceability of any
                   --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     SECTION 8.4.  Expenses and Obligations.  All costs and expenses incurred in
                   ------------------------
connection with the transactions contemplated by this Agreement by Buyers, including without limitation legal, accounting and investment banking fees, shall be paid by DMC, and all costs and expenses incurred in connection with the transactions contemplated by this Agreement by Sellers, including without limitation legal, accounting and investment banking fees, shall be paid by Sellers.

     SECTION 8.5.  Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and, except as provided below, inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.6.  Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

          (a)  If to Buyers, to:

               Enterprise Partners III, L.P.
               Enterprise Partners III Associates, L.P.
               Enterprise Partners IV, L.P.
               Enterprise Partners, IV Associates, L.P.
               Enterprise Management Partners Corporation
               Enterprise Partners Texas Company, L.L.C.
               5000 Birch Street, Suite 6200
               Newport Beach, California 92660
               Attention:  Charles D. Martin
               Facsimile No.:  (714) 833-3652

               with a copy to:

               O'Melveny & Myers LLP
               Suite 1700
               610 Newport Center Drive
               Newport Beach, California 92660
               Attention:  J. Jay Herron
               Facsimile No.:  (714) 669-6994

          (b)  If to Sellers, to:

               Ben Doskocil
               5306 Mansfield Road
               Arlington, Texas 76017

               with a copy to:

               Weil, Gotshal & Manges LLP
               100 Crescent Court, Suite 1300
               Dallas, Texas  75201
               Attention:   Mary R. Korby
                            Craig W. Adas
               Facsimile No.:  (214) 746-7777

          (c)  If to DMC, to:

               Doskocil Manufacturing Company, Inc.
               4209 Barnett
               Arlington, Texas  76017
               Attention:  Chief Executive Officer
               Facsimile No.:  (817) 472-9810
               with copies to:

               O'Melveny & Myers LLP
               Suite 1700
               610 Newport Center Drive
               Newport Beach, California 92660
               Attention:   J. Jay Herron
                            Robert L. Davis
               Facsimile No.:  (714) 669-6994

     SECTION 8.7.  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Texas without regard to the conflicts-of-laws rules thereof.

     SECTION 8.8.  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     SECTION 8.9.  Headings.  The article and section headings contained in this
                   --------
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.10.  Entire Agreement.  This Agreement and the Disclosure
                    ----------------
Schedule and exhibits attached hereto embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement and the Disclosure Schedule and exhibits attached hereto supersede all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 8.11.  Assignment.  This Agreement shall not be assigned by
                    ----------
operation of law or otherwise.

     SECTION 8.12.  Certain Tax Audits.  With respect to any audit or judicial
                    ------------------
or administrative proceeding relating to taxable income of DMC or Spectrum which is taxed to any of Sellers ("Pass Through Taxes") or with respect to any Taxes subject to indemnification by the Sellers under this Agreement ("Indemnifiable Taxes"), the Doskocils shall, at the Sellers' cost and expense (except for the first $10,000 of the Doskocils' out of pocket costs and expenses (including legal and accounting fees), which costs and expenses shall be paid or reimbursed by DMC), control the conduct, dispute and settlement of such audit or proceeding relating to Pass Through Taxes or Indemnifiable Taxes. Sellers shall not enter into any settlement agreement with any taxing authority which materially increases the liability of DMC for Taxes in taxable periods ending after the Closing Date without the written consent of DMC. Buyers agree to promptly notify the Doskocils of the commencement of any such audit or other proceeding with respect to Pass Through Taxes.

Buyers agree to cause DMC to cooperate with the Doskocils with respect to such audits or proceedings, including, without limitation, by providing the Doskocils (and their agents) with access to any and all books and records which relate thereto and by executing any power of attorney required in connection therewith.

     SECTION 8.13.  Transfer Taxes.  DMC shall pay, or cause to be paid, any
                    --------------
sales, use, or transfer Tax or fee, recordation or similar Tax or fee, deed, stamp or other Tax, grantor's or grantee's Tax, recording charge, fee or other similar cost or expense of any kind required or customary in the applicable jurisdiction in connection with all transactions pursuant to this Agreement, whether such Tax or fee is imposed on Sellers, DMC, Spectrum or Buyers.

     SECTION 8.14.  Certain Tax Returns.  The Doskocils shall properly and
                    -------------------
timely prepare (or cause to be prepared), at the cost and expense of DMC, all Tax Returns of DMC and Spectrum with respect to taxable periods that end on or before the Closing Date (the "Seller Returns"), and DMC and Spectrum shall timely file any Seller Returns which are prepared in a manner consistent with this Section 8.14; provided that DMC shall not be required to reimburse the Doskocils for their out-of-pocket costs and expenses relating to preparation of Sellers Returns (including legal and accounting fees) in excess of $10,000. The Doskocils shall provide the completed Seller Returns to Buyers for Buyers' review at least ten business days before the due date thereof. The Seller Returns shall be prepared in a manner which is consistent with past practices, except as otherwise required by applicable law. Income, gain, loss, deduction and credit of DMC and Spectrum shall be allocated between the Seller Returns and any succeeding taxable period on the basis of a closing of the books of DMC at the close of business on the day preceding the Closing Date in accordance with
Section 1362(e)(6)(D) of the Code and in the case of Spectrum as of the Closing. At the request of Buyers, Sellers shall cause an election pursuant to Section 754 of the Code to be in effect with respect to the taxable year of Spectrum ending on the Closing Date. Buyers, DMC and Spectrum agree to cooperate with the Doskocils in connection with the preparation of the Seller Returns, including without limitation by providing the Doskocils (and their agents) with access to all books and records which are reasonably related to the preparation of the Seller Returns and executing any required elections with respect thereto. None of Buyers, DMC or Spectrum will file any amended Tax Returns or claim for refund or extend any statute of limitations with respect to Indemnifiable Taxes or Pass Through Taxes without obtaining the prior written consent of the Doskocils. Pursuant to Section 5.4(a) of this Agreement, certain amounts are being paid prior to the Closing Date to officers and other employees of DMC and Spectrum ("Bonus Amounts"). The Sellers and Buyers agree that Bonus Amounts with respect to employees of Spectrum are deductible in the Seller Returns.

     SECTION 8.15.  Certain Refunds and Tax Benefits.  The Doskocils shall be
                    --------------------------------
entitled to receive and to retain any and all refunds of Taxes in respect of taxable periods of DMC and Spectrum ending on or before the Closing Date. Buyers, DMC and Spectrum shall promptly pay to Doskocils any such refund which any of them receive (or otherwise receive credit therefor). Any indemnification under this Agreement shall be reduced by any Tax

Benefit actually realized in connection with or relating to a Loss or any adjustment relating to Pass Through Taxes. The term "Tax Benefit" means the amount by which any Taxes of the indemnified party (or any affiliated or related person) (the "Benefitted Party") are reduced by any loss, deduction, refund, credit or other Tax benefit, including without limitation any Offsetting Tax Benefit, net of any related increase in Taxes (including any such increase attributable to the receipt or accrual of an indemnification payment hereunder). In the event that a Benefitted Party actually realizes a Tax Benefit described herein subsequent to the payment of indemnification hereunder or at such time as an Offsetting Tax Benefit is actually realized, the Benefitted Party shall pay the amount of such Tax Benefit or Offsetting Tax Benefit to the indemnitor. The term "Offsetting Tax Benefit" means the amount of any Tax Benefit which is realized by the Benefitted Party in one or more subsequent taxable periods attributable to or relating to an adjustment with respect to Taxes in a prior taxable period.

     SECTION 8.16.  Exclusive Remedy.  Buyers and Sellers agree that, to the
                    ----------------
fullest extent permitted by law, the sole and exclusive remedy of the Buyer Parties and Sellers after the Closing with respect to any claim or cause of action asserted by the Buyer Parties or Sellers against the other relating to or arising from breaches of the representations, warranties or covenants contained in this Agreement or any list, certificate or other instrument furnished by or to be furnished by or on behalf of such party or its affiliates, if any, to the other party or any of such party's representatives in connection with the transactions contemplated by this Agreement shall be limited to the rights of the Buyer Parties and Sellers under, and shall be subject to the terms and conditions of the provisions set forth in, Article VII.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                              ENTERPRISE PARTNERS III, L.P.
                              By:   Enterprise Management Partners III, L.P.
                              Its:  General Partner


                              By: /s/ CHARLES D. MARTIN
                                 ------------------------------------------
                                    Charles D. Martin
                              Its:  General Partner

                              ENTERPRISE PARTNERS III ASSOCIATES,
                              L.P.
                              By:   Enterprise Management Partners III, L.P.
                              Its:  General Partner


                              By: /s/ CHARLES D. MARTIN
                                 ------------------------------------------
                                    Charles D. Martin
                              Its:  General Partner


                              ENTERPRISE PARTNERS IV, L.P.
                              By:   Enterprise Management Partners IV, L.P.
                              Its:  General Partner


                              By: /s/ CHARLES D. MARTIN
                                 ------------------------------------------
                                    Charles D. Martin
                              Its:  General Partner


                              ENTERPRISE PARTNERS IV ASSOCIATES, L.P.
                              By:   Enterprise Management Partners IV, L.P.
                              Its:  General Partner


                              By: /s/ CHARLES D. MARTIN
                                 ------------------------------------------
                                    Charles D. Martin
                              Its:  General Partner

                              ENTERPRISE MANAGEMENT PARTNERS
                              CORPORATION


                              By: /s/ CHARLES D. MARTIN
                                 -----------------------------------------
                                    Charles D. Martin
                              Its:  President


                              ENTERPRISE PARTNERS TEXAS COMPANY,
                              L.L.C.


                              By: /s/ CHARLES D. MARTIN
                                 -----------------------------------------
                                    Charles D. Martin
                                    Manager


                              /s/ BENJAMIN L. DOSKOCIL, SR.
                              --------------------------------------------
                              Benjamin L. Doskocil, Sr.



                              /s/ MARY FRANCES DOSKOCIL
                              -------------------------------------------
                              Mary Frances Doskocil



                              BED ROCK INTERNATIONAL, INC.


                              By: /s/ GARLAND STRONG
                                  ---------------------------------------
                              Name:   Garland Strong
                                      -----------------------------------
                              Title:  President
                                      -----------------------------------

                              DOSKOCIL MANUFACTURING COMPANY,
                              INC.


                              By: /s/ DONALD J. FRITSCHEN
                                  -----------------------
                              Name: Donald J. Fritschen
                                    ---------------------
                              Title: Vice President
                                     --------------------


                              SPECTRUM POLYMERS, LTD.

                              By:  BED ROCK INTERNATIONAL, INC.,
                              Its:  General Partner


                              By: /s/ GARLAND STRONG
                                  ------------------------
                              Name: Garland Strong
                                    ----------------------
                              Title: President
                                     ---------------------

                                   EXHIBIT A

                        Allocation of Purchase Price of
                            Spectrum Polymers, Ltd.

                                                          (000's omitted)
         Cash                                                     $    20

         Accounts Receivable                                        2,700

         Inventory                                                  2,400

         Prepaid Expenses                                              20

         Fixed Assets                                               4,500

         Resin Formulas, Goodwill & Intangibles                     7,105
                                                                  -------

         Total Purchase Price                                     $16,745
                                                                  =======

Total Purchase Price consists of the following items:

         Cash To Seller                                           $11,005

         Seller Liabilities Assumed                                 4,795

         Seller Debt Paid                                             995
                                                                  -------

         Total                                                    $16,745
                                                                  =======

                                   EXHIBIT B

                        Wire Transfer Instructions for
                     Payment of Partnership Purchase Price


                SEE FUNDS FLOW MEMORANDUM ATTACHED AS EXHIBIT D
                                                      ---------

                                   EXHIBIT C

               Amended and Restated Articles of Incorporation of
                     Doskocil Manufacturing Company, Inc.

                                   EXHIBIT D

                             Funds Flow Memorandum

                                   EXHIBIT E

               Wire Transfer Instructions for Redemption Amount


                SEE FUNDS FLOW MEMORANDUM ATTACHED AS EXHIBIT D
                                                      ---------

                                   EXHIBIT F

                               Escrow Agreement

                                   EXHIBIT G

                            Common Stock Ownership
                     Doskocil Manufacturing Company, Inc.

                                                              Number of
       Name of Shareholder                                   Shares Held
     -----------------------                                 -----------
     Benjamin L. Doskocil, Sr.                                 5,973,800
     Mary Frances Doskocil                                        25,100
                                                               ---------
            Total                                              5,998,900



                               Ownership of Interests
                              Spectrum Polymers, Ltd.

                                                              Percentage
       Name of Partner                                        Ownership
     -------------------                                      ---------
     Benjamin L. Doskocil, Sr. (limited partner)                   49.5%
     Mary Frances Doskocil (limited partner)                       49.5%
     Bed Rock International, Inc. (general partner)                 1.0%
                                                                   ----
          Total                                                   100.0%

                                   EXHIBIT H

                                    Form of
                       Confidentiality, Non-Competition
                        and Non-Solicitation Agreement

     THIS CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement") is made as of July 1, 1997 by and among Benjamin L. Doskocil, Sr. and Mary Frances Doskocil (together "Sellers"), and Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC").

     WHEREAS, DMC, Sellers, Enterprise Partners III, L.P., a Delaware limited partnership ("EPIII"), Enterprise Partners III Associates, L.P., a Delaware limited partnership ("EPIIIA"), Enterprise Partners IV, L.P., a Delaware limited partnership ("EPIV"), Enterprise Partners IV Associates, L.P., a Delaware limited partnership ("EPIVA," together with EPIII, EPIIIA and EPIV, the "EP Funds"), Enterprise Management Partners Corporation, a California corporation ("EMPC"), Enterprise Partners Texas Company, L.L.C., a Texas limited liability company and wholly-owned subsidiary of EMPC ("EP Texas," together with EMPC and EP Funds, the "Buyers"), and Spectrum Polymers, Ltd. ("Spectrum" and, together with DMC, the "Company") are parties to a Recapitalization Agreement dated July 1, 1997 (the "Recapitalization Agreement"), pursuant to which the Company is being recapitalized;

     WHEREAS, Sellers' management contributions to the Company have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the Company in the United States or in any other country in which the Company is currently doing or proposing to do business.

     WHEREAS, in order to induce Enterprise to enter into the Recapitalization Agreement and consummate the transactions contemplated thereunder, and for the cash consideration being paid hereunder, Sellers have agreed to maintain certain information as confidential, not to compete with the Company and not to solicit employees of the Company without first obtaining the consent of DMC, all in accordance with the terms set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Defined Terms. Capitalized terms used herein but not otherwise defined
          -------------
shall have the meanings set forth in the Recapitalization Agreement.

     2.   Consideration.  As consideration for entering into this Agreement, DMC
          -------------
hereby pays to the Sellers $10,000 by wire transfer of immediately available funds to such account or accounts designated in writing by Sellers.

     3.   Confidentiality.  For a period of three years from and after the
          ---------------
Closing Date, Sellers shall not disclose to any person, or use or otherwise exploit for his or her own benefit or for the benefit of anyone other than the Company, any Confidential Information (as defined below). Sellers shall have no obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law, judicial or governmental order or other legal process; provided, however, that in the event such disclosure is required, Sellers shall, to the extent reasonably practicable, provide DMC with reasonably prompt notice of such requirement, prior to making any disclosure, so that DMC may seek an appropriate protective order or waive compliance with this provision with respect to such disclosure. For purposes of this Agreement, "Confidential Information" shall mean any confidential information with respect to the conduct or details of the businesses of the Company including, without limitation, methods of operation, customer lists, products (existing and proposed), prices, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the Company. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement or (b) becomes generally available to the public other than as a result of a disclosure by either Seller in violation of this Agreement.

     4.   Non-Competition.
          ---------------

          (a) Subject to the other provisions of this Section 4, for a period of five years from and after the Closing Date (the "Noncompetition Term"), without the prior written consent of DMC, Sellers shall neither (i) knowingly participate as a stockholder, proprietor, partner, trustee, consultant, employee, director, officer, lender, or investor in an entity which directly competes (whether as a manufacturer, distributor or seller) in the United States or in any other country in which the Company is currently doing business with the businesses currently conducted or currently proposed to be conducted and the products currently manufactured or currently proposed to be manufactured by the Company (each a "Competing Entity") nor (ii) knowingly fund (including by loan, investment, forbearance, gift or otherwise) any person, including any current or future employee of the Company or any relative of Sellers, in a Competing Entity.

          (b) Nothing contained herein shall limit the right of either Seller to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided such Seller's equity interest therein does not exceed 5% of the total outstanding shares or interests in such corporation or partnership.

          (c) If, during any period within the Noncompetition Term, either Seller is not in compliance with the terms of this Section 4, the Company shall be entitled to, among other remedies, compliance by such Seller with the terms of this Section 4 for an additional period equal to the period of such noncompliance. For purposes of this Agreement, the term "Noncompetition Term" shall also include such additional period.

          (d) Each of the Sellers hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 4 are reasonable and are no broader than are necessary to protect the legitimate business interests of the Company.

     5.   Non-Solicitation and Non-Interference.  During the Noncompetition
          -------------------------------------
Term, neither Seller shall, directly or indirectly, (a) solicit the employment of any current or future employee of the Company without the prior written consent of DMC, (b) request, induce or attempt to influence any employee of the Company to terminate his or her employment with the Company, or (c) request, induce or attempt to influence any supplier or customer of the Company to terminate its relationship with the Company; provided, however, that this Agreement shall not prohibit (i) any advertisement or general solicitation that is not specifically targeted at employees of the Company, and (ii) solicitation of the employment of any former employee of the Company who either resigned from the Company at least one year prior to such solicitation or was terminated by the Company at least one year prior to such solicitation. Notwithstanding the foregoing, the persons listed on Appendix A shall not be subject to the non-solicitation covenants set forth in clauses (a) and (b) of this Section 5.

     6.   Injunctive Relief.  Each Seller acknowledges that the breach of any of
          -----------------
the agreements contained herein, including, without limitation, any of the confidentiality, non-competition and non-solicitation covenants specified in Sections 3 through 5, may give rise to irreparable injury to the Company, inadequately compensable in money damages. Accordingly, the Company shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies which may be available. Sellers waive any requirements for the posting of a bond in connection with the issuance of such an injunction. Each Seller further acknowledges and agrees that his or her experience and capabilities are such that he or she can obtain employment in business activities which are of a different or noncompeting nature with his or her activities as an employee of the Company; and that the enforcement of a remedy hereunder by way of injunction shall not prevent such Seller from earning a reasonable livelihood. Each Seller further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

     7.   Miscellaneous.
          -------------

          (a)  Amendment and Waiver.  This Agreement may be amended and any
               --------------------
provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by DMC and Sellers.

          (b)  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

               (i)   If to the Company, to:

               Doskocil Manufacturing Company, Inc.
               4209 Barnett
               Arlington, Texas  76017
               Attention: President
               Facsimile No.: (817) 465-5686

               with copies to:

               O'Melveny & Myers
               610 Newport Center Drive
               17th Floor
               Newport Beach, California  92660
               Attention: J. Jay Herron
               Facsimile No.: (714) 669-6994

               (ii)  If to Sellers, to:

               Benjamin L. Doskocil, Sr.
               5306 Mansfield Road
               Arlington, Texas 76017

               with a copy to:

               Weil, Gotshal & Manges LLP
               100 Crescent Court, Suite 1300
               Dallas, Texas  75201
               Attention: Mary R. Korby
               Facsimile No.: (214) 746-7777

          (c)  Entire Agreement.  This Agreement and the documents referred to
               ----------------
herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          (e)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Texas without regard to the conflicts-of-laws rules thereof.

          (f)  Jurisdiction and Venue.  The parties hereto agree that any suit,
               ----------------------
action or proceeding arising out of or relating to this Agreement shall be instituted only in a court of competent jurisdiction sitting in Tarrant County, Texas. Each party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

          (g)  Headings.  The article and section headings contained in this
               --------
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

          (h)  Severability and Reformation.  Whenever possible, each provision
               ----------------------------
of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Notwithstanding the foregoing, in the event a court of competent jurisdiction should decline to enforce the provisions of Section 4 hereof, such Section 4 shall be deemed to be modified or reformed to restrict each Seller's competition with the Company or its subsidiaries to the maximum extent, as to time, geography and business scope, which the court shall find enforceable.

          (i)  Successors and Assigns.  This Agreement and the rights and duties
               ----------------------
hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                            DOSKOCIL MANUFACTURING COMPANY,
                                            INC.

                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________



                                            ___________________________________
                                            Benjamin L. Doskocil, Sr.



                                            ___________________________________
                                            Mary Frances Doskocil

                                  Appendix A

                            Jahron (Ronnie) Flener

                                   EXHIBIT I

         Matters to be Covered in Legal Opinion of Counsel to Sellers

     1. DMC is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

     2. Spectrum is a limited partnership validly existing under the laws of the jurisdiction of its formation and has all requisite partnership power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

     3. DMC has all requisite corporate power and authority to execute and deliver the Recapitalization Agreement and to perform its obligations thereunder.

     4. Spectrum has all requisite partnership power and authority to execute and deliver the Recapitalization Agreement and to perform its obligations thereunder.

     5. The Recapitalization Agreement has been duly and validly executed and delivered by each of the Sellers, DMC and Spectrum and constitutes a valid and binding obligation of each of them, enforceable against them in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     6. The authorized capital stock of DMC consists of 12,500,000 shares of common stock, no par value per share. As of___________1997, there were 5,998,900 shares of common stock issued and outstanding and 100 shares held as treasury stock. All of such outstanding shares of DMC's capital stock are duly authorized, validly issued, fully paid and nonassessable. To our knowledge, there are no outstanding securities of DMC convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of DMC, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating DMC to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of DMC to which DMC is a party.

     7. The execution and delivery of the Recapitalization Agreement, the consummation of the transactions contemplated thereby and compliance by Sellers, DMC and Spectrum with any of the provisions thereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the articles of incorporation or by-laws of DMC, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument to which Sellers, DMC or Spectrum is a party or by which any of them are bound of which we are aware, (iii) any Texas or federal law or regulation (other than federal and state antitrust securities or blue sky laws, as to which we express no opinion), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Sellers, DMC or Spectrum of which we are aware.

                                   EXHIBIT J

                      New Real Property Lease Agreements

                                   EXHIBIT K

                            Stockholders Agreement

                                   EXHIBIT L

                             Consulting Agreement

                                   EXHIBIT M

          Matters to be Covered in Legal Opinion of Counsel to Buyers


          (a) Each of the EP Funds is a duly formed and validly existing limited partnership under the laws of the State of Delaware, with the power under the Delaware Revised Uniform Limited Partnership Act (the "Act") and each of their respective partnership agreements (the "Partnership Agreements") to enter into the Recapitalization Agreement and the Stockholders' Agreements (collectively, the "Agreements") and to perform each of their respective obligations under the Agreements;

          (b) The execution, delivery and performance of the Agreements have been duly authorized by all necessary action under the Act and the Partnership Agreements on the part of each of the EP Funds, and the Agreements have been duly executed and delivered by each of the EP Funds;

          (c) Each of the EP Funds' execution and delivery of, and performance of its obligations under the Agreements do not (i) violate the Partnership Agreements, or (ii) to our knowledge, breach or otherwise violate any existing obligation of or restriction on the EP Funds under any order, judgment or decree of any federal court or governmental authority binding on the EP Funds;

          (d) EMPC has been duly incorporated, and is validly existing in good standing under the laws of the State of California, with corporate power to enter into the Agreements, and to perform its obligations under the Agreements;

          (e) The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action on the part of EMPC, and the Agreements have been duly executed and delivered by EMPC;

          (f) EMPC's execution and delivery of, and performance of its obligations under the Agreements do not (i) violate EMPC's articles of incorporation or by-laws, or (ii) to our knowledge, breach or otherwise violate any existing obligation of or restriction on EMPC under any order, judgment or decree of any federal court or government authority binding on EMPC;

          (g) The execution and delivery by each of the EP Funds and EMPC of, and performance of their respective obligations under the Agreements do not violate any federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to each of the EP Funds and EMPC or to transactions of the type contemplated by the Agreements; provided, however, that we express no opinion regarding the applicability of any federal antitrust or securities laws or Sections 544 and 548 of the U.S. Bankruptcy Code; and

          (h) The Agreements constitute the legally valid and binding obligations of each Buyer, enforcement against it in accordance with the terms of the Agreements, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                                      M-2